Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Holdings LLC	Delaware
5	Ballardvale C.V.	Netherlands
6	Charles River Nederland B.V.	Netherlands
7	Charles River Laboratories Holding SAS	France
8	Charles River Laboratories France-C.R.L.F. SAS	France
9	Charles River Laboratories Belgium SPRL	Belgium
10	Charles River Laboratories España SA	Spain
11	Charles River Laboratories Japan, Inc.	Japan
12	Charles River Germany Verwaltungs GmbH	Germany
13	Charles River Laboratories Italia Srl	Italy
14	Charles River Germany GmbH & Co. KG	Germany
15	Charles River Laboratories Poland Sp. Z.o.o.	Poland
16	Charles River Laboratories Ireland Limited	Ireland
17	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
18	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
19	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
20	Charles River Laboratories Group	United Kingdom (Scotland)
21	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
22	Sunrise Farms, Inc.	New York
23	Charles River ULC	Nova Scotia, Canada
24	Charles River Laboratories Montreal, ULC	Nova Scotia, Canada
25	Charles River Laboratories Australia Pty. Ltd.	Australia
26	Zhanjiang A&C Biological Ltd.	China
27	Charles River Laboratories Korea	Korea
28	Charles River Laboratories Asia Holdings Limited	Hong Kong
29	Charles River Laboratories Germany GmbH	Germany
30	Charles River Discovery Research Services International, Inc.	Michigan
31	Charles River Discovery Research Services, Inc.	Michigan
32	Charles River Laboratories India Private Limited	India
33	Charles River Discovery Research Services Finland	Finland
34	Systems Pathology Company, LLC	Delaware
35	Accugenix Inc.	Delaware
36	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
37	Charles River Detecção Microbiana e de Endotoxina Participações Ltda	Brazil
38	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
39	Charles River Endotoxin Microbial Detection Europe SAS	France
40	Charles River Laboratories Holdings Limited	United Kingdom (England)
41	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
42	Charles River Discovery Research Services UK Limited	United Kingdom (England)
43	Argenta Discovery 2009 Limited	United Kingdom (England)

44	Charles River Laboratories Cleveland, Inc.	Delaware
45	Charles River Endotoxin and Microbial Detection Israel	Israel
46	Charles River Discovery Research Services Germany GmbH	Germany
47	CRL Holding Germany GmbH	Germany
48	Celsis Group Limited	United Kingdom (England)
49	Nastor Investments	United Kingdom (England)
50	Celsis International Limited	United Kingdom (England)
51	Celsis Limited	United Kingdom (England)
52	Celsis International B.V.	Netherlands
53	Charles River Microbial Solutions Germany GmbH	Germany
54	Charles River Laboratories SA France Acquisition SAS	France
55	Charles River Laboratories SA France Holdings SAS	France
56	Charles River Laboratories France Safety Assessment SAS	France
57	Charles River Laboratories Holding Europe SAS	France
58	CRL Safety Assessment, Inc.	Delaware
59	Charles River Laboratories SA USA, Inc.	Delaware
60	Charles River Laboratories Ashland,LLC	Delaware
61	Charles River Laboratories SA Netherlands Holdings B.V.	Netherlands
62	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
63	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
64	Charles River Laboratories Den Bosch B.V.	Netherlands
65	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
66	Charles River Microbial Solutions International Limited	Ireland
67	KWS BioTest Limited	United Kingdom (England)
68	9904140 Canada Inc.	Canada
69	Charles River Microbial Solutions Company (Shanghai) Limited	China
70	Charles River Laboratories Denmark ApS	Denmark
71	CRL Group International France	France
72	CRL Group France	France
73	Charles River Laboratories Evreux	France
74	Charles River Laboratories Saint Nazaire	France
75	Charles River Laboratories Hungary	Hungary
76	Solvo Biotechnológiai Zrt	Hungary
77	Charles River Accelerator & Development Laboratories (Shanghai) Co. Ltd.	China
78	Charles River Laboratories Switzerland AG	Switzerland
79	HemaCare Corporation	California
80	AMP KB Blocker, Inc.	Delaware
81	Cellero, LLC	Delaware
82	Key Biologics, LLC	Tennessee
83	Astarte Biologics, LLC	Washington